SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2011
TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
899 Cassatt Road, Suite 210, Berwyn, Pennsylvania		19312
(Address of principal executive offices)		(Zip Code)
(610) 251-1000
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Triumph Group, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on July 29, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose, as required by SEC regulations, the Company's determination of the frequency of future advisory votes on executive compensation. No other changes have been made to the Original Filing.
Item 5.07(d). Submission of Matters to a Vote of Security Holders
As reported in the Original Filing, at the Company's annual stockholders meeting on July 27, 2011, a majority of the Company's stockholders voted, on an advisory basis, to hold an advisory vote to approve executive compensation every year. After considering the outcome of this advisory vote, the Board of Directors determined that it will include an advisory stockholder vote on executive compensation in its proxy materials every year until the next required advisory vote on the frequency of the stockholder votes on executive compensation, or until the Board of Directors decides that a different frequency of future advisory stockholder votes on executive compensation is in the best interests of stockholders.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2011		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary